Exhibit 99.1

FOR IMMEDIATE RELEASE

October 16, 2013

Contact:             JoAnne Coy, Vice President,

Corporate Communications

253-305-1965; jcoy@columbiabank.com

COLUMBIA BANKING SYSTEM ANNOUNCES CHANGE IN TRANSFER AGENT

TACOMA, Wash., October 16, 2013 — Columbia Banking System, Inc. (NASDAQ: COLB) today announced that effective October 11, 2013, it has changed its transfer agent from American Stock Transfer & Trust Company to Broadridge Issuer Solutions, Inc. (“Broadridge”).

A communication will be sent to all registered holders on or about October 16, 2013 with instructions on how to access their account through Broadridge. Shareholders who wish to access account information prior to receiving this communication should contact Broadridge directly by dialing 1-866-232-0399

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding Company of Columbia State Bank, a Washington state-chartered full-service commercial bank. For the seventh consecutive year, the bank was named in 2013 as one of Puget Sound Business Journal’s “Washington’s Best Workplaces.” With the recent acquisition of West Coast Bancorp, Columbia Banking System has 146 banking offices, including 81 branches in Washington State and 65 branches in Oregon. More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as “may,” “expected,” “anticipate”, “continue,” or other comparable words. In addition, all statements other than statements of historical facts that address activities that Columbia expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of Columbia, particularly its form 10-K for the Fiscal Year ended December 31, 2012, for meaningful cautionary language discussing why actual results may vary materially from those anticipated by management.

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